SUB-ADVISORY AGREEMENT

   AGREEMENT made this 28th day of February, 1997, by and between INVESCO Fund Group, Inc. ("INVESCO"), a Delaware corporation, and INVESCO ASIA LIMITED, a Hong Kong corporation ("the Sub-Adviser").

                                 WITNESSETH:

   WHEREAS, INVESCO SPECIALTY FUND, INC. (the "Company") is engaged in business as a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act") and has one class of shares (the "Shares"), which is divided into series, each representing an interest in a separate portfolio of investments, with one such series being designated the INVESCO Asian Growth Fund (the "Fund"); and

   WHEREAS, INVESCO and the Sub-Adviser are engaged in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

   WHEREAS, the Sub-Adviser is a member of the Securities and Futures Commission ("SFC") in Hong Kong and as such is regulated by SFC in the conduct of its business; further the Sub-Adviser shall provide services to INVESCO as a "Business Investor" as defined under the Rules of SFC and as such certain rules designed for the protection of private customers shall not apply; and

   WHEREAS, INVESCO has entered into an Investment Advisory Agreement with the Company (the "INVESCO Investment Advisory Agreement"), pursuant to which INVESCO is required to provide investment advisory services to the Company, and, upon receipt of written approval of the Company, is authorized to retain companies which are affiliated with INVESCO to provide such services; and

   WHEREAS, the Sub-Adviser is willing to provide investment advisory services to the Company on the terms and conditions hereinafter set forth;

   NOW,   THEREFORE,   in  consideration  of  the  premises  and  the  covenants
hereinafter contained, INVESCO and the Sub-Adviser hereby agree as follows:

                                  ARTICLE I

                          DUTIES OF THE SUB-ADVISER

   INVESCO hereby employs the Sub-Adviser to act as investment adviser to the Company and to furnish the investment advisory services described below, subject to the broad supervision of INVESCO and Board of Directors of the Company, for the period and on the terms and conditions set forth in this Agreement. The Sub-Adviser hereby accepts such assignment and agrees during such period, at its own expense, to render such services and to assume the obligations herein set forth for the compensation provided for herein. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and, unless otherwise expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

   The Sub-Adviser hereby agrees to manage the investment operations of the Fund, subject to the supervision of the Company's directors (the "Directors") and INVESCO. Specifically, the Sub-Adviser agrees to perform the following services:

      (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Fund, and to execute all purchases and sales of portfolio securities;

      (b) to maintain a continuous investment program for the Fund, consistent with (i) the Fund's investment policies as set forth in the Company's Articles of Incorporation, Bylaws, and Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Fund, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

      (c) to determine what securities are to be purchased or sold for the Fund, unless otherwise directed by the Directors of the Company or INVESCO, and to execute transactions accordingly;

      (d) to provide to the Fund the benefit of all of the investment analysis and research, the reviews of current economic conditions and trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of the Sub-Adviser;

      (e) to determine what portion of the Fund should be invested in the various types of securities authorized for purchase by the Fund; and

      (f) to make recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to the Fund's portfolio securities shall be exercised.

   With respect to execution of transactions for the Fund, the Sub-Adviser is authorized to employ such brokers or dealers as may, in the Sub-Adviser's best judgment, implement the policy of the Fund to obtain prompt and reliable execution at the most favorable price obtainable. In assigning an execution or negotiating the commission to be paid therefor, the Sub-Adviser is authorized to consider the full range and quality of a broker's services which benefit the Fund, including but not limited to research and analytical capabilities, reliability of performance, and financial soundness and responsibility. Research services prepared and furnished by brokers through which the Sub-Adviser effects securities transactions on behalf of the Fund may be used by the Sub-Adviser in servicing all of its accounts, and not all such services may be used by the Sub-Adviser in connection with the Fund. In the selection of a broker or dealer for execution of any negotiated transaction, the Sub-Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate for such transaction, or to select any broker solely on the basis of its purported or "posted" commission rate for such transaction, provided, however, that the Sub-Adviser shall consider such "posted" commission rates, if any, together with any other information available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokerage firms, as well as all other relevant factors and circumstances, including the size of any contemporaneous market in such securities, the importance to the Fund of speed, efficiency, and confidentiality of execution, the execution capabilities required by the circumstances of the particular transactions, and the apparent knowledge or familiarity with sources from or to whom such securities may be purchased or sold. Where the commission rate reflects services, reliability and other relevant factors in addition to the cost of execution, the Sub-Adviser shall have the burden of demonstrating that such expenditures were bona fide and for the benefit of the Fund.

   The Sub-Adviser may recommend transactions in which it has directly or indirectly a material interest, in unregulated collective investment schemes including any operated or advised by the Sub-Adviser or in margined transactions. Advice on investments may extend to investments not traded or exchanges recognized or designated by the Securities and Investments Board.

   Both parties acknowledge that the advice given under this Agreement may involve liabilities in one currency matched by assets in another currency and that accordingly movements in rates of exchange may have a separate effect, unfavorable as well as favorable on the gain or loss experienced on an investment.

   In carrying out its duties hereunder, the Sub-Adviser shall comply with all instructions of INVESCO in connection therewith such instructions may be given by letter, telex, telephone or facsimile by any Director or Officer of INVESCO or by any other person authorized by INVESCO.

   Any instructions which appear to conflict with the terms of this Agreement may be confirmed by the Sub-Adviser with INVESCO prior to execution.

                                  ARTICLE II

                      ALLOCATION OF CHARGES AND EXPENSES

   The Sub-Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, equipment and facilities necessary to perform its obligations under this Agreement. Except to the extent expressly assumed by the Sub-Adviser herein and except to the extent required by law to be paid by the Sub-Adviser, INVESCO and/or the Company shall pay all costs and expenses in connection with the operations of the Fund.

                                 ARTICLE III

                       COMPENSATION OF THE SUB-ADVISER

   For the services rendered, facilities furnished, and expenses assumed by the Sub-Adviser, INVESCO shall pay to the Sub-Adviser a fee, computed daily and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of the Fund, as determined by a valuation made in accordance with the Fund's procedures for calculating its net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. The advisory fee to the Sub-Adviser shall be computed at the annual rate of 0.375% of the Fund's daily net assets up to $500 million; 0.325% of the Fund's daily net assets in excess of $500 million but not more than $1 billion; and 0.275% of the Fund's daily net assets in excess of $1 billion. During any period when the determination of the Fund's net asset value is suspended by the Directors of the Fund, the net asset value of a share of the Fund as of the last business day prior to such suspension shall, for the purpose of this Article III, be deemed to be the net asset value at the close of each succeeding business day until it is again determined. However, no such fee shall be paid to the Sub-Adviser with respect to any assets of the Fund which may be invested in any other investment company for which the Sub-Adviser serves as investment adviser or sub-adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month. The Sub-Adviser shall be entitled to receive fees hereunder only for such periods as the INVESCO Investment Advisory Agreement remains in effect.

                                  ARTICLE IV

                        ACTIVITIES OF THE SUB-ADVISER

   The services of the Sub-Adviser to the Fund are not to be deemed to be exclusive, the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser (for purposes of this Article IV referred to as "affiliates") being free to render services to others. It is understood that directors, officers, employees and shareholders of the Fund are or may become interested in the Sub-Adviser and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Sub-Adviser, INVESCO and their affiliates are or may become interested in the Fund as directors, officers and employees.

                                  ARTICLE V

                   AVOIDANCE OF INCONSISTENT POSITIONS AND
                        COMPLIANCE WITH APPLICABLE LAWS

   In connection with purchases or sales of securities for the investment portfolio of the Fund, neither the Sub-Adviser nor any of its directors, officers or employees will act as a principal or agent for any party other than the Fund or receive any commissions. The Sub-Adviser will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; the Rules and Regulations of the SFC; and all rules and regulations duly promulgated under the foregoing.

                                  ARTICLE VI

                  DURATION AND TERMINATION OF THIS AGREEMENT

   This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Fund of the Company, unless sooner terminated, as hereinafter provided. Thereafter, this Agreement shall remain in force for an initial term of two years from the date of execution, and from year to year thereafter until its termination in accordance with this
Article VI, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

   This Agreement may be terminated at any time, without the payment of any penalty, by INVESCO, the Fund by vote of the Directors of the Company, or by vote of a majority of the outstanding voting securities of the Fund, or by the Sub-Adviser. A termination by INVESCO or the Sub-Adviser shall require sixty days' written notice to the other party and to the Company, and a termination by the Company shall require such notice to each of the parties. This Agreement shall automatically terminate in the event of its assignment to the extent required by the Investment Company Act of 1940 and the Rules thereunder.

   The Sub-Adviser agrees to furnish to the Directors of the Company such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

   Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in
Article III hereof earned prior to such termination.

                                 ARTICLE VII

                                  LIABILITY

   The Sub-Adviser agrees to use its best efforts and judgement and due care in carrying out its duties under this Agreement provided however that the Sub-Adviser shall not be liable to INVESCO for any loss suffered by INVESCO or the Fund advised in connection with the subject matter of this Agreement unless such loss arises from the willful misfeasance, bad faith or negligence in the performance of the Sub-Adviser's duties and subject and without prejudice to the foregoing. INVESCO hereby undertakes to indemnify and to keep indemnified the Sub-Adviser from and against any and all liabilities, obligations, losses, damages, suits and expenses which may be incurred by or asserted against the Sub-Adviser for which it is responsible pursuant to Article I hereof provided always that the Sub-Adviser shall send to INVESCO as soon as possible all claims, letters, summonses, writs or documents which it receives from third parties and provide whatever information and assistance INVESCO may require and no liability of any sort shall be admitted and no undertaking shall be given nor shall any offer, promise or payment be made or legal expenses incurred by the Sub-Adviser without written consent of INVESCO who shall be entitled if it so desires to take over and conduct in the name of the Sub-Adviser the defense of any action or to prosecute any claim for indemnity or damages or otherwise against any third party.

                                 ARTICLE VIII

                         AMENDMENTS OF THIS AGREEMENT

   No provision of this Agreement may be orally changed or discharged, but may only be modified by an instrument in writing signed by the Sub-Adviser and INVESCO. In addition, no amendment to this Agreement shall be effective unless approved by (1) the vote of a majority of the Directors of the Company, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment and (2) the vote of a majority of the outstanding voting securities of the Fund (other than an amendment which can be effective without shareholder approval under applicable law).

                                  ARTICLE IX

                         DEFINITIONS OF CERTAIN TERMS

   In interpreting the provisions of this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignments," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                  ARTICLE X

                                GOVERNING LAW

   This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                  ARTICLE XI

                                MISCELLANEOUS

   Advice. Any recommendation or advice given by the Sub-Adviser to INVESCO hereunder shall be given in writing or by mail, telex, telefacsimile or by telephone, such telephone advice to be confirmed by mail, telex, telefacsimile or in writing to such place as INVESCO shall from time to time require; further the Sub-Adviser shall be free to telephone INVESCO as it sees fit in the performance of its duties.

   Complaints. The Sub-Adviser has in operation a written procedure for the proper handling of complaints from clients; if the matter of complaint cannot be resolved to INVESCO's satisfaction, INVESCO has the right of recourse to the SFC.

   Notice.   Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

   Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

   Headings.   The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

   IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                          INVESCO FUNDS GROUP, INC.


                                          By: /s/ Dan J. Hesser
                                              ---------------------
                                              President

ATTEST:

/s/ Glen A. Payne
-----------------
    Secretary

                                          INVESCO ASIA LIMITED


                                          By:  /s/ Andrew Lo
                                               -------------
                                               President

ATTEST:

/s/ Iris Lee
-----------------
    Secretary